                                                                    EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)

                                                                         FIFTY-TWO    FIFTY-THREE    FIFTY-TWO
                                                                        WEEKS ENDED   WEEKS ENDED   WEEKS ENDED
                                                                          4/1/93        4/2/92        3/28/91
                                                                        -----------   -----------   -----------
Net earnings (loss) before extraordinary items........................  $    7,746    $   (5,519)   $      567
Preferred dividends declared..........................................        (256)         (700)         (700)
                                                                        -----------   -----------   -----------
Net earnings (loss) applicable to common stock before extraordinary
 items for primary and fully diluted earnings per share...............  $    7,490    $   (6,219)   $     (133)
                                                                        -----------   -----------   -----------
                                                                        -----------   -----------   -----------
Net earnings (loss)...................................................  $    1,263    $   (5,519)   $    1,067
Preferred dividends declared..........................................        (256)         (700)         (700)
                                                                        -----------   -----------   -----------
Net earnings (loss) applicable to common stock for primary and fully
 diluted earnings per share...........................................  $    1,007    $   (6,219)   $      367
                                                                        -----------   -----------   -----------
                                                                        -----------   -----------   -----------
Weighted average number of shares outstanding.........................      16,207        16,088        16,084
Stock options outstanding whose effect is dilutive....................          10        --                45
                                                                        -----------   -----------   -----------
Total shares outstanding..............................................      16,217        16,088        16,129
                                                                        -----------   -----------   -----------
                                                                        -----------   -----------   -----------
Primary earnings (loss) per share before extraordinary items..........  $      .46    $     (.39)   $     (.01)
                                                                        -----------   -----------   -----------
                                                                        -----------   -----------   -----------
Primary earnings (loss) per share.....................................  $      .06    $     (.39)   $      .02
                                                                        -----------   -----------   -----------
                                                                        -----------   -----------   -----------
Fully diluted earnings (loss) per share before extraordinary items....  $      .46    $     (.39)   $     (.01)
                                                                        -----------   -----------   -----------
                                                                        -----------   -----------   -----------
Fully diluted earnings (loss) per share...............................  $      .06    $     (.39)   $      .02
                                                                        -----------   -----------   -----------
                                                                        -----------   -----------   -----------

                                                                    EXHIBIT 11.1
                                                                     (continued)

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)

                                                                                               (UNAUDITED)
                                                                                            THIRTY-NINE WEEKS
                                                                                                  ENDED
                                                                                           12/30/93   12/31/92
                                                                                           ---------  ---------
Net earnings before extraordinary items..................................................  $  12,519  $   9,070
Preferred dividends declared.............................................................     --           (256)
                                                                                           ---------  ---------
Net earnings applicable to common stock before extraordinary items for primary and fully
 diluted earnings per share..............................................................  $  12,519  $   8,814
                                                                                           ---------  ---------
                                                                                           ---------  ---------
Net earnings.............................................................................  $  12,519  $   2,587
Preferred dividends declared.............................................................     --           (256)
                                                                                           ---------  ---------
Net earnings applicable to common stock for primary and fully diluted earnings per
 share...................................................................................  $  12,519  $   2,331
                                                                                           ---------  ---------
                                                                                           ---------  ---------
Average shares for primary earnings per share:
  Weighted average number of shares outstanding..........................................     16,340     16,186
  Stock options outstanding whose effect is dilutive.....................................        112          9
                                                                                           ---------  ---------
    Total shares outstanding.............................................................     16,452     16,195
                                                                                           ---------  ---------
                                                                                           ---------  ---------
Average shares for fully diluted earnings per share:
  Weighted average number of shares outstanding..........................................     16,340     16,186
  Stock options outstanding whose effect is dilutive.....................................        144          9
                                                                                           ---------  ---------
    Total shares outstanding.............................................................     16,484     16,195
                                                                                           ---------  ---------
                                                                                           ---------  ---------
Primary earnings per share before extraordinary items....................................  $     .76  $     .54
                                                                                           ---------  ---------
                                                                                           ---------  ---------
Primary earnings per share...............................................................  $     .76  $     .14
                                                                                           ---------  ---------
                                                                                           ---------  ---------
Fully diluted earnings per share before extraordinary items..............................  $     .76  $     .54
                                                                                           ---------  ---------
                                                                                           ---------  ---------
Fully diluted earnings per share.........................................................  $     .76  $      14
                                                                                           ---------  ---------
                                                                                           ---------  ---------